UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):   January 25, 2022

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders

The description of the Restated Bylaws (as defined below) included under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2022, the Board of Directors of GSI Technology, Inc. (the “Corporation”) adopted amendments to the amended and restated bylaws of the Corporation (the “Restated Bylaws”). The Restated Bylaws include updates to various provisions of the Corporation’s previous bylaws (the “Prior Bylaws”) including the modification of Section 2.5 to provide that directors may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. This modification updates Section 2.5 of the Prior Bylaws, which provided that directors may be so removed at any time only for cause.

The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated into this Item 5.03 by reference.

Consistent with the amendment and restatement of the Bylaws, the Board of Directors also adopted an amended and restated certificate of incorporation of the Corporation (the “Restated Charter”) to provide that directors may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. The Restated Charter also amends certain other provisions of the Corporation’s current certificate of incorporation to, among other things, amend and remove historical provisions related to the preferred stock that was outstanding prior to the Corporation’s initial public offering. The Board of Directors has directed that the Restated Charter be proposed for approval at the next annual meeting of the Corporation's stockholders. The Restated Charter will not be effective unless it is approved by the stockholders of the Corporation. Further, the Corporation will not attempt to enforce the director removal provision in the current certificate of incorporation to the extent it purports to limit removal of directors by stockholders only for cause.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of GSI Technology, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2022

GSI Technology, Inc.

	By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer

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